Exhibit 99.1

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

KKR Financial Corp. Announces Second Quarter 2006 Financial Results

SAN FRANCISCO, CA, August 2, 2006—KKR Financial Corp. (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the second quarter of 2006.

Highlights of KKR Financial Corp.’s performance include:

•                    Distribution of $0.49 per common share declared for the quarter ended June 30, 2006.

•                    Book value of $21.58 per common share, an increase of 1.8% from March 31, 2006, and a 4.8% increase from December 31, 2005.

•                    Net income for the quarter ended June 30, 2006 of $34.9 million, or $0.44 per diluted common share.

•                    Net income adjusted for share-based compensation, a non-GAAP financial measurement, for the quarter ended June 30, 2006 of $40.1 million, or $0.50 per diluted common share.

•                    REIT taxable income, a non-GAAP financial measurement, for the quarter ended June 30, 2006 of $41.7 million, or $0.52 per diluted common share.

•                    Investment portfolio of $15.9 billion as of June 30, 2006, a 6.0% increase from $15.0 billion as of December 31, 2005.

•                    Closed a $375.0 million three year senior secured revolving credit facility with Bank of America, N.A., Citigroup North America, Inc., and J.P. Morgan Chase Bank N.A.

•                    Issued $50.0 million of 30-year trust preferred securities at par with an initial fixed interest rate based on ten-year LIBOR plus 2.45%.  To date, the Company has issued $100 million of trust preferred securities.

•                    Closed and funded the Company’s sixth private equity investment totaling $40.7 million in Capmark Financial Group Inc. The Company’s aggregate private equity portfolio, consisting of common and preferred stock, totaled $139.4 million as of quarter-end.  Subsequent to quarter-end the Company completed its seventh private equity investment in Brambles Industrial Services, consisting of $20.0 million in equity and $40.0 million in subordinated zero-coupon debt securities.

*            *             *

KFN reported net income for the three and six months ended June 30, 2006 of $34.9 million and $65.3 million, respectively, or $0.44 and $0.82 per diluted common share, respectively.  Current period results compare with net income of $8.5 million and $14.6 million, respectively, or $0.21 and $0.36 per diluted common share, respectively, for the three and six months ended June 30, 2005. These figures reflect growth of net income by 310.6% and 347.3%, respectively, for the three and six month periods ended June 30, 2006 over the same periods in the prior year. The change from 2005 to 2006 is primarily attributable to the increase in our investment portfolio subsequent to June 30, 2005.

Net income includes share-based compensation expense for the three and six months ended June 30, 2006 totaling $5.1 million and $11.9 million, respectively, or $0.06 and $0.15 per diluted common share, respectively. Net income adjusted for share-based compensation, a non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense, for the three and six months ended June 30, 2006 totaled $40.1 million and $77.2 million, respectively, or $0.50 and $0.97 per diluted common share, respectively. Net income adjusted for share-based compensation is an important non-GAAP measure because it is an indicative measurement of cash flow generated from operations that is available to make distributions to common stockholders.

REIT taxable income, a non-GAAP financial measurement, for the second quarter ended June 30, 2006 totaled $41.7 million, or $0.52 per diluted common share. The non-GAAP financial measurement of REIT taxable income is important because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. REIT taxable income is critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code. Attached to this release is a schedule reconciling this measure to net income.

The Company filed its Form 10-Q for the quarterly period ended June 30, 2006 with the Securities and Exchange Commission today, August 2, 2006. KFN encourages investors to carefully read the Company’s Form 10-Q which contains condensed consolidated financial statements and footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Investment Portfolio

During the period ended June 30, 2006, the Company’s investment portfolio increased by 6.0% from $15.0 billion as of December 31, 2005 to $15.9 billion as of June 30, 2006. As of June 30, 2006, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $89.1 million and, as of the same date, the Company had unrealized gains totaling $118.0 million related to its cash flow hedges, as defined under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In comparison, as of December 31, 2005, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $54.1 million and, as of the same date, the Company had unrealized gains totaling $45.6 million related to its cash flow hedges. As of June 30, 2006, the aggregate net unamortized purchase discount (i.e., the amount by which aggregate purchase discounts exceed aggregate purchase premiums on the Company’s investment portfolio) related to the investment portfolio was $14.9 million and the weighted average amortized cost, as a percentage of aggregate par value, of the investment portfolio was 99.91%. Management has been able to maintain the aggregate amortized cost value of the investment portfolio below aggregate par value due to the Company’s ability to make a substantial amount of its residential real estate, corporate, and commercial real estate investments in primary market transactions at a cost of par or below.

Since the Company’s formation, management has positioned the Company so as not to be materially impacted by either an overall higher interest rate environment or a flatter, or inverted, interest rate curve environment by investing in floating rate and hybrid rate investments, which as of June 30, 2006 totaled 58.3% and 37.2% of the investment portfolio, respectively. Fixed rate loans and securities total 3.2% of the Company’s investment portfolio as of June 30, 2006. Additionally, the Company’s adjustable rate residential loans and residential adjustable rate mortgage (“ARM”) securities reset monthly and substantially all of its floating rate corporate and commercial real estate loans and securities reset at least quarterly. The Company has also fixed borrowings used to fund hybrid ARM security investments using interest rate swaps and interest rate corridors, which are accounted for as cash flow hedges under GAAP.

The Company invested $1.7 billion and $3.5 billion during the three and six months ended June 30, 2006, respectively, compared to $1.4 billion and $5.4 billion par amount of assets during the three and six months ended June 30, 2005, respectively.  The table below summarizes investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases
(Amounts in thousands)

	Three months ended June 30, 2006		Three months ended June 30, 2005		Six months ended June 30, 2006		Six months ended June 30, 2005
	Par Amount	%	Par Amount	%	Par Amount	%	Par Amount	%
Securities:
Residential ARM Securities	$800,491	47.5%	$73,423	5.3%	$1,864,267	53.0%	$739,205	13.8%
Residential Hybrid ARM Securities	—	—	299,040	21.9	—	—	2,935,532	54.7
Corporate Debt Securities	212,247	12.6	106,500	7.8	340,016	9.7	218,505	4.1
Commercial Real Estate Debt Securities	—	—	—	—	—	—	10,000	0.2
Total Securities Principal Balance	1,012,738	60.1	478,963	35.0	2,204,283	62.7	3,903,242	72.8
Loans:
Residential ARM Loans	26,054	1.5	189,781	13.9	125,552	3.6	436,501	8.1
Corporate Loans	647,619	38.4	592,150	43.3	1,186,502	33.7	916,701	17.1
Commercial Real Estate Loans	—	—	106,750	7.8	—	—	106,750	2.0
Total Loans Principal Balance	673,673	39.9	888,681	65.0	1,312,054	37.3	1,459,952	27.2
Grand Total Principal Balance	$1,686,411	100.0%	$1,367,644	100.0%	$3,516,337	100.0%	$5,363,194	100.0%

The table above excludes purchases of $16.8 million (purchase cost) of marketable equity securities and $40.7 million of non-marketable equity securities during the three months ended June 30, 2006, and $27.2 million (purchase cost) of marketable equity securities and $91.6 million (purchase cost) of non-marketable equity securities during the six months ended June 30, 2006.  The table also excludes $8.8 million (purchase cost) and $24.7 million (purchase cost) of marketable equity securities during the three and six months ended June 30, 2005, respectively.

Distribution

On August 2, 2006, the Company’s Board of Directors declared a distribution of $0.49 per common share for the quarter ended June 30, 2006, to stockholders of record on August 16, 2006, and payable on August 30, 2006. Because the distribution was declared subsequent to June 30, 2006, the aggregate distribution payable of $39.4 million is not reflected in the Company’s consolidated balance sheet as of June 30, 2006.

Book Value Per Common Share

The Company’s book value per common share was $21.58 and $20.59 as of June 30, 2006 and December 31, 2005, respectively, exclusive of the distributions declared subsequent to the end of the second quarter of 2006 of $0.49 and the fourth quarter of 2005 of $0.40. The Company’s book value per common share as of June 30, 2006 and December 31, 2005, computed on a pro forma basis inclusive of distributions declared subsequent to the respective quarter ended, was $21.09 and $20.19, respectively.

Credit Facility

During June 2006, the Company’s $275.0 million secured revolving credit facility matured and was replaced with a $375.0 million three year senior secured revolving credit facility.  The Company has the option to increase the senior secured revolving credit facility size up to $550.0 million at any time so long as no default or event of default on the facility has occurred and subject to addition of new lenders, increases in the commitments of existing lenders, or a combination thereof.  The senior secured revolving credit facility matures in June 2009 and consists of two tranches.  Outstanding borrowings under the senior secured revolving credit facility bear interest at either (i) an alternate base rate per annum equal to the greater of (a) the prime rate in effect on such day, and (b) the federal funds in effect on such day plus 0.50%, or (ii) an interest rate per annum equal to the LIBOR rate for the applicable interest period plus 0.50% for borrowings under tranche A of the facility and 0.75% for borrowings under tranche B of the facility. As of June 30, 2006 the Company had $112.6 million of borrowings outstanding under this facility.

Trust Preferred Securities

During June 2006, the Company formed KKR Financial Capital Trust II (“Trust II”) for the sole purpose of issuing trust preferred securities. On June 2, 2006, Trust II issued preferred securities to unaffiliated investors for gross proceeds of $50.0 million and common securities to the Company for $1.6 million. Interest is payable quarterly at a fixed rate of 8.09% (ten-year LIBOR plus 2.45%) through July 2016 and thereafter at a floating rate equal to three-month LIBOR plus 2.65%. The trust preferred securities can be called at par on or after five years.

Private Equity Investments

During the second quarter of 2006, the Company made a private equity co-investment on a pari passu basis with Kohlberg Kravis Roberts & Co. L.P. totaling $40.7 million in Capmark Financial Group Inc. (“Capmark”).  Capmark, formerly known as GMAC Commercial Holding Corp., is an industry leader in real estate finance, investments and services.

Subsequent to quarter-end, the Company made a $20.0 million private equity investment in Brambles Industrial Services (“Brambles”) during July 2006 and simultaneously invested $40.0 million in subordinated zero-coupon debt securities issued by Brambles.  Brambles is based in Australia and is a leading provider of on-site and off-site support services, primarily to blue chip companies operating in the coal, metals and minerals, and steel industries.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its second quarter 2006 results on Thursday, August 3, 2006, at 8:00 a.m. EDT. The conference call can be accessed by dialing 800-665-0430 (Domestic) or 913-312-1300 (International); a pass code is not required. A replay will be available through August 17, 2006 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 9454137. A live web cast of the call will be accessible on the Company’s website, at www.kkrfinancial.com, via a link from the Investor Relations section. A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Corp.

KKR Financial Corp. is a specialty finance company that invests in multiple asset classes and uses leverage to generate competitive leveraged risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) marketable and non-marketable equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is structured as a real estate investment trust and KKR Financial Advisors LLC manages the Company pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company’s filings with the SEC.

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Schedule I
KKR Financial Corp.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(amounts in thousands, except per share information)	For the three months ended June 30, 2006	For the three months ended June 30, 2005	For the six months ended June 30, 2006	For the six months ended June 30, 2005
Net investment income:
Securities interest income	$94,010	$46,048	$173,974	$69,918
Loan interest income	130,098	21,102	255,204	31,990
Dividend income	912	933	1,795	1,467
Other interest income	1,807	943	3,652	1,197
Total investment income	226,827	69,026	434,625	104,572
Interest expense	(175,094)	(48,281)	(331,657)	(68,730)
Net investment income	51,733	20,745	102,968	35,842
Other income:
Net realized and unrealized gain (loss) on derivatives and foreign exchange	3,299	(176)	3,309	(49)
Net realized gain on investments	691	790	2,139	1,151
Fee and other income	458	1,245	673	1,595
Total other income	4,448	1,859	6,121	2,697
Non-investment expenses:
Related party management compensation	13,778	10,731	28,218	18,739
Professional services	548	788	1,495	1,185
Loan servicing expense	3,720	363	7,716	630
Insurance expense	274	216	498	433
Directors expenses	375	152	748	351
General and administrative expenses	2,436	858	4,664	1,477
Total non-investment expenses	21,131	13,108	43,339	22,815
Income before income tax expense	35,050	9,496	65,750	15,724
Income tax expense	119	994	431	1,106
Net income	$34,931	$8,502	$65,319	$14,618
Net income per common share:
Basic	$0.45	$0.21	$0.84	$0.37
Diluted	$0.44	$0.21	$0.82	$0.36
Weighted-average number of common shares outstanding:
Basic	77,675	40,212	77,675	40,004
Diluted	79,410	40,994	79,237	40,689
Distributions declared per common share	$0.45	$0.40	$0.85	$0.65

Schedule II
KKR Financial Corp.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(amounts in thousands, except share information)	June 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$21,684	$16,110
Restricted cash and cash equivalents	105,254	80,223
Securities available-for-sale, $6,856,963 and $5,910,399 pledged as collateral as of June 30, 2006 and December 31, 2005, respectively	7,268,047	6,149,506
Loans, net of allowance for loan losses of $1,500 as of June 30, 2006 and December 31, 2005	8,423,645	8,846,341
Loans held for sale	107,262	—
Derivative assets	129,588	58,898
Interest receivable	75,001	59,993
Principal receivable	1,258	7,108
Non-marketable equity securities	139,429	52,500
Income tax receivable	908	—
Other assets	34,859	19,861
Total assets	$16,306,935	$15,290,540
Liabilities
Repurchase agreements	$5,146,903	$9,761,258
Collateralized loan obligation senior secured notes	1,525,000	1,500,000
Asset-backed secured liquidity notes	7,292,844	2,008,069
Secured revolving credit facility	112,594	54,000
Secured demand loan	41,658	40,511
Junior subordinated notes	103,100	—
Payable for securities purchases	212,299	196,315
Accounts payable, accrued expenses and other liabilities	104,347	45,925
Accrued interest payable	27,287	21,415
Related party payable	5,276	3,673
Income tax liability	622	2,763
Derivative liabilities	188	1,465
Total liabilities	14,572,118	13,635,394
Stockholders’ Equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at June 30, 2006 and December 31, 2005	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,374,061 shares issued and outstanding at June 30, 2006 and December 31, 2005	804	804
Additional paid-in-capital	1,651,922	1,639,996
Accumulated other comprehensive income	89,087	18,344
Accumulated deficit	(6,996)	(3,998)
Total stockholders’ equity	1,734,817	1,655,146
Total liabilities and stockholders’ equity	$16,306,935	$15,290,540

Schedule III
KKR Financial Corp.
SUMMARY FINANCIAL DATA (UNAUDITED)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(amounts in thousands, except share information)	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Net Income:	$34,931	$8,502	$65,319	$14,618
Earnings per diluted common share	$0.44	$0.21	$0.82	$0.36

Net Income + Share-Based Compensation (1):	$40,074	$15,836	$77,245	$26,698
Net income, adjusted for share-based compensation, per diluted common share	$0.50	$0.39	$0.97	$0.66

REIT Taxable Income (2):	$41,684	$16,895	$89,378	$32,209
REIT taxable income per diluted common share	$0.52	$0.41	$1.12	$0.79

Profitability Ratio Information (3):
Return on equity	8.1%	4.6%	7.8%	3.9%
Return on assets	0.9%	0.5%	0.8%	0.5%
Efficiency ratio	9.1%	18.5%	9.8%	21.3%

Share Information:
Common shares outstanding	80,374	78,471	80,374	78,471
Basic EPS common shares outstanding	77,675	40,212	77,675	40,004
Diluted EPS common shares outstanding	79,410	40,994	79,237	40,689

Investment Portfolio Information	June 30, 2006	December 31, 2005
Residential mortgage securities	$6,385,732	$5,537,838
Residential loans	5,742,956	6,428,822
Total residential	12,128,688	11,966,660
Corporate securities	746,288	481,754
Corporate loans	2,478,459	1,897,277
Total corporate	3,224,747	2,379,031
Commercial real estate securities	69,543	82,912
Commercial real estate loans	310,992	521,742
Total commercial real estate	380,535	604,654
Marketable equity securities	66,484	47,002
Non-marketable equity securities	139,429	52,500
Total investment portfolio	15,939,883	15,049,847

Balance Sheet Information	June 30, 2006		December 31, 2005
Investment portfolio	$15,939,883		$15,049,847
Total assets	16,306,935		15,290,540
Total borrowings	14,222,099		13,363,838
Total liabilities	14,572,118		13,635,394
Stockholders’ equity	1,734,817		1,655,146
Book value per common share	21.58		20.59
Leverage	8.2	x	8.1	x

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
Statement of Operations Information	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Investment income	$226,827	$69,026	$434,625	$104,572
Other income	4,448	1,859	6,121	2,697
Total income	231,275	70,885	440,746	107,269
Interest expense	(175,094)	(48,281)	(331,657)	(68,730)
Share-based compensation expense	(5,143)	(7,334)	(11,926)	(12,080)
Management compensation	(8,810)	(3,383)	(16,641)	(6,719)
Loan servicing expense	(3,720)	(363)	(7,716)	(630)
Other expenses	(3,458)	(2,028)	(7,056)	(3,386)
Total non-investment expenses	(21,131)	(13,108)	(43,339)	(22,815)
Income before income tax expense	35,050	9,496	65,750	15,724
Income tax expense	119	994	431	1,106
Net income	34,931	8,502	65,319	14,618

(1)             Non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense.

(2)             Non-GAAP financial measurement.

(3)             All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total income.

Schedule IV
KKR Financial Corp.
INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF JUNE 30, 2006 (UNAUDITED)

(amounts in thousands)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix % by Fair Value
Floating Rate:
Residential ARM Loans	$1,779,419	$1,779,419	$1,774,532	11.2%
Residential ARM Securities	4,387,857	4,378,482	4,387,857	27.6
Corporate Loans	2,440,722	2,440,722	2,449,724	15.4
Corporate Debt Securities	345,979	336,374	345,979	2.2
Commercial Real Estate Loans	232,515	232,515	232,294	1.5
Commercial Real Estate Debt Securities	62,312	62,503	62,312	0.4
Total Floating Rate	9,248,804	9,230,015	9,252,698	58.3
Hybrid Rate:
Residential Hybrid ARM Loans	3,963,537	3,963,537	3,899,597	24.6
Residential Hybrid ARM Securities	1,997,875	2,048,441	1,997,875	12.6
Total Hybrid Rate	5,961,412	6,011,978	5,897,472	37.2
Fixed Rate:
Corporate Loans	37,737	37,737	37,698	0.2
Corporate Debt Securities	400,309	395,791	400,309	2.5
Commercial Real Estate Loans	78,477	78,477	78,374	0.4
Commercial Real Estate Debt Securities	7,231	6,714	7,231	0.1
Total Fixed Rate	523,754	518,719	523,612	3.2
Marketable and Non-Marketable Equity Securities:
Common and Preferred Stock	66,484	68,608	66,484	0.4
Non-Marketable Equity Securities	139,429	139,429	139,429	0.9
Total Marketable and Non-Marketable Equity Securities	205,913	208,037	205,913	1.3
Total	$15,939,883	$15,968,749	$15,879,695	100.0%

(1)             As of June 30, 2006, the aggregate amortized cost value of the Company’s investment portfolio exceeded the aggregate fair value of its portfolio by $89.1 million and, as of the same date, the Company had unrealized gains totaling $118.0 million related to its cash flow hedges, as defined under SFAS No. 133. As of June 30, 2006, the aggregate net unamortized purchase discount related to the Company’s investment portfolio was $14.9 million.

(2)             The schedule summarizes the carrying value, amortized cost, and fair value of the Company’s investment portfolio as of June 30, 2006, classified by interest rate type. Carrying value is the value that investments are recorded on the Company’s consolidated balance sheet and is fair value for securities and amortized cost for loans. Estimated fair values set forth in the schedule are as of June 30, 2006 and are based on dealer quotes and/or nationally recognized pricing services and using management estimates for investment positions for which dealer quotes and/or nationally recognized pricing data is not available.

Schedule V
KKR Financial Corp.
RECONCILIATION OF REPORTED GAAP NET INCOME TO TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME (UNAUDITED)

	Estimated for the three months ended June 30, 2006		Three months ended June 30, 2005		Estimated for the six months ended June 30, 2006		Six months ended June 30, 2005
(amounts in thousands, except per share information)	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Reported net income	$34,931	$0.44	$8,502	$0.21	$65,319	$0.82	$14,618	$0.36
Interest income and expense	3,199	0.04	(21)	—	5,292	0.07	89	—
Share-based compensation	5,143	0.06	7,334	0.18	11,926	0.15	12,080	0.30
Tax gains on sales of assets to affiliates	670	0.01	52	—	1,558	0.02	4,305	0.11
Realized and unrealized derivative gains and losses	(1,955)	(0.02)	119	—	(539)	(0.01)	(369)	(0.01)
Foreign currency translations (gains) and losses	(826)	(0.01)	2,344	0.06	(1,200)	(0.02)	2,536	0.06
Book/tax year end difference adjustment for CLOs/CDOs	—	—	—	—	8,168	0.10	—	—
Other	227	—	57	—	431	0.01	109	—
Income tax expense	119	—	994	0.02	431	0.01	1,106	0.03
Total taxable income	41,508	0.52	19,381	0.47	91,386	1.15	34,474	0.85
Undistributed taxable (income) and loss of domestic taxable REIT subsidiary	176	—	(2,486)	(0.06)	(2,008)	(0.03)	(2,265)	(.06)
REIT taxable income	$41,684	$0.52	$16,895	$0.41	$89,378	$1.12	$32,209	$0.79
Number of common shares outstanding:
Weighted-average diluted common shares outstanding during the period	79,410		40,994		79,237		40,689

(1)             Total taxable income and REIT taxable income are non-GAAP financial measurements and do not purport to be an alternative to net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by the Company and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income excludes the undistributed taxable income of the Company’s domestic taxable REIT subsidiary, which is not included in REIT taxable income until distributed to the Company. There is no requirement that the Company’s domestic taxable REIT subsidiary distribute its earnings to the Company. REIT taxable income, however, includes the taxable income of the Company’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. These non-GAAP financial measurements are important to the Company because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code of 1986, as amended. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by of other companies.